Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT
by and among
VECTOR GROUP LTD.
VGR HOLDING LLC
LIGGETT GROUP LLC
LIGGETT VECTOR BRANDS INC.
VECTOR RESEARCH LLC
LIGGETT & MYERS HOLDINGS INC.
LIGGETT & MYERS INC.
100 MAPLE LLC
V.T. AVIATION LLC
VGR AVIATION LLC
EVE HOLDINGS INC.
VECTOR TOBACCO INC.
and
JEFFERIES & COMPANY, INC.
Dated as of April 20, 2010

     This Registration Rights Agreement, dated as of April 20, 2010 (this “Agreement”), is entered into by and among (i) Vector Group Ltd., a Delaware corporation (the “Issuer”), (ii) VGR Holding LLC, a Delaware limited liability company, Liggett Group LLC, a Delaware limited liability company, Liggett Vector Brands Inc., a Delaware corporation, Vector Research LLC, a Delaware limited liability company, Liggett & Myers Holdings Inc., a Delaware corporation, Liggett & Myers Inc., a Delaware corporation, 100 Maple LLC, a Delaware limited liability company, V.T. Aviation LLC, a Delaware limited liability company, VGR Aviation LLC, a Delaware limited liability company, Eve Holdings Inc., a Delaware corporation, and Vector Tobacco Inc., a Virginia corporation and (iii) Jefferies & Company, Inc. (the “Initial Purchaser”), which has agreed to purchase $75,000,000 aggregate principal amount of the Issuer’s 11% Senior Secured Notes due 2015 (the “Series A Notes”) pursuant to the Purchase Agreement (as defined below).
     This Agreement is made pursuant to the Purchase Agreement, dated as of April 20, 2010 (the “Purchase Agreement”), by and among the Issuer, the Guarantors and the Initial Purchaser. In order to induce the Initial Purchaser to purchase the Series A Notes, the Issuer and the Guarantors have agreed to provide, subject to the conditions in this Agreement, the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchaser set forth in Section 9 of the Purchase Agreement. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Base Indenture, dated August 16, 2007 (the “Base Indenture”), as supplemented by a First Supplemental Indenture, dated July 15, 2008 (the “First Supplemental Indenture”), a Second Supplemental Indenture, dated September 1, 2009 (the “Second Supplemental Indenture”), and a Third Supplemental Indenture to be dated the Closing Date (defined below) among the Issuer, the Guarantors and U.S. Bank National Association, as Trustee (the “Trustee”) (the “Third Supplemental Indenture” and, together with the Base Indenture, the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”), relating to the Series A Notes and the Series B Notes (defined below).
     The parties hereby agree as follows:
SECTION 1. DEFINITIONS
     As used in this Agreement, the following capitalized terms shall have the following meanings:
     “Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
     “Affiliate” has the meaning set forth in Rule 144 of the Act.
     “Agreement” has the meaning set forth in the preamble of this Agreement.
     “Base Indenture” has the meaning set forth in the preamble of this Agreement.
     “Broker-Dealer” means any broker or dealer registered under the Exchange Act.

     “Business Day” means any day except a Saturday, Sunday or any other day on which banking institutions in the City of New York, or in the city of the corporate trust office of the Trustee, are authorized or obligated by law or regulation to close.
     “Closing Date” means the date of this Agreement.
     “Consummate” means, and an Exchange Offer shall be deemed Consummated for purposes of this Agreement upon, the occurrence of (a) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Series B Notes to be issued in the Exchange Offer, (b) the maintenance of such Exchange Offer Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the period required pursuant to Section 3(b) and (c) the delivery by the Issuer to the Registrar under the Indenture of Series B Notes in the same aggregate principal amount as the aggregate principal amount of Series A Notes tendered by Holders thereof pursuant to the Exchange Offer.
     “Consummation Deadline” has the meaning set forth in Section 3(a).
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
     “Exchange Offer Effectiveness Deadline” has the meaning set forth in Section 3(a).
     “Exchange Offer Filing Deadline” has the meaning set forth in Section 3(a).
     “Exchange Offer” means the exchange and issuance by the Issuer of a principal amount of Series B Notes (which shall be registered pursuant to the Exchange Offer Registration Statement) equal to the outstanding principal amount of Series A Notes that are validly tendered by Holders in connection with such exchange and issuance.
     “Exchange Offer Registration Statement” means the Registration Statement relating to the Exchange Offer, including the related Prospectus.
     “First Supplemental Indenture” has the meaning set forth in the preamble of this Agreement.
     “Free Writing Prospectus” means each offer to sell or solicitation of an offer to buy the Series A Notes or the Series B Notes that would constitute a “free writing prospectus” (if the offering of the Series A Notes or the Series B Notes was made pursuant to a registered offering under the Act) as defined in Rule 405 under the Act, prepared by or on behalf of the Issuer or used or referred to by the Issuer in connection with the sale of the Series A Notes or the Series B Notes.
     “Guarantors” has the meaning set forth in the Indenture.
     “Holders” shall have the meaning set forth in Section 2.
     “Indemnified Party” has the meaning set forth in Section 8(c).

     “Indemnifying Party” has the meaning set forth in Section 8(c).
     “Indenture” has the meaning set forth in the preamble of this Agreement.
     “Initial Purchaser” has the meaning set forth in the preamble of this Agreement.
     “Issuer” has the meaning set forth in the preamble of this Agreement.
     “Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company or government or other entity.
     “Prospectus” means the prospectus included in a Registration Statement at the time such Registration Statement is declared effective (including without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance on Rule 430A under the Act), as amended or supplemented by any prospectus supplement and by all other amendments thereto, including (i) post-effective amendments and (ii) any Free Writing Prospectus, and all material incorporated by reference into such prospectus.
     “Purchase Agreement” has the meaning set forth in the preamble of this Agreement.
     “Recommencement Date” has the meaning set forth in Section 6(d).
     “Registration Default” has the meaning set forth in Section 5.
     “Registration Statement” means any registration statement of the Issuer and the Guarantors relating to (a) an offering of Series B Notes pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, in each case, (i) that is filed pursuant to the provisions of this Agreement and (ii) including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and materials incorporated by reference therein.
     “Rule 144” means Rule 144 promulgated under the Act.
     “SEC” means the Securities and Exchange Commission.
     “Second Supplemental Indenture” has the meaning set forth in the preamble of this Agreement.
     “Series A Notes” has the meaning set forth in the preamble of this Agreement.
     “Series B Notes” means the Issuer’s 11% Series B Senior Secured Notes due 2015 to be issued pursuant to the Indenture (a) in the Exchange Offer or (b) as contemplated by Section 4.
     “Shelf Effectiveness Deadline” has the meaning set forth in Section 4(a).
     “Shelf Filing Deadline” has the meaning set forth in Section 4(a).

     “Shelf Registration Statement” has the meaning set forth in Section 4(a).
     “Suspension Notice” has the meaning set forth in Section 6(d).
     “Third Supplemental Indenture” has the meaning set forth in the preamble of this Agreement.
     “TIA” means the Trust Indenture Act of 1939 as in effect on the date of the Indenture.
     “Transfer Restricted Securities” means each Series A Note until (i) the date on which such Series A Note has been exchanged by a Person other than a Broker-Dealer for a Series B Note in the Exchange Offer; (ii) following the exchange by a Broker-Dealer in the Exchange Offer of a Series A Note for a Series B Note, the date on which the Series B Note is sold or otherwise disposed of to a purchaser who receives from such Broker-Dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement; (iii) the date on which such Series A Note has been registered under the Act and disposed of in accordance with the Shelf Registration Statement; or (iv) the date on which such Series A Note is distributed to the public pursuant to Rule 144, provided that on or prior to such date either (x) the Exchange Offer has been consummated or (y) a Shelf Registration Statement has been declared effective by the SEC.
SECTION 2. HOLDERS
     A Person is deemed to be a holder of Transfer Restricted Securities (a “Holder”) whenever such Person owns Transfer Restricted Securities.
SECTION 3. REGISTERED EXCHANGE OFFER
     (a) Unless the Exchange Offer shall not be permitted by applicable law or SEC policy, the Issuer and the Guarantors shall (i) cause the Exchange Offer Registration Statement to be filed with the SEC not later than 240 days after the Closing Date (such 240th day being the “Exchange Offer Filing Deadline”), (ii) use all commercially reasonable efforts to cause such Exchange Offer Registration Statement to be declared effective by the SEC not later than 330 days after the Closing Date (such 330th day being the “Exchange Offer Effectiveness Deadline”), and (iii) commence the Exchange Offer promptly following the declaration of effectiveness of such Exchange Offer Registration Statement and use all commercially reasonable efforts to Consummate the Exchange Offer on or prior to the date 30 Business Days (or longer if there is a change in the federal securities laws that requires an issuer exchange offer for its debt securities to remain open for more than 30 Business Days) after the Exchange Offer Registration Statement is declared effective (such date being the “Consummation Deadline”). The Exchange Offer shall be on the appropriate form permitting (x) registration of the Series B Notes to be offered in exchange for the Series A Notes that are Transfer Restricted Securities and (y) resales of Series B Notes by Broker-Dealers that tendered into the Exchange Offer Series A Notes that such Broker-Dealer acquired for its own account as a result of market-making activities or other trading activities (other than Series A Notes acquired directly from the Issuer or any of its Affiliates) as contemplated by Section 3(c).

     (b) The Issuer and the Guarantors shall use all commercially reasonable efforts to cause the Exchange Offer Registration Statement to be effective continuously, and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days. The Issuer and the Guarantors shall cause the Exchange Offer to comply with all applicable securities laws. No securities other than the Series B Notes shall be included in the Exchange Offer Registration Statement.
     (c) The Issuer and the Guarantors shall include a “Plan of Distribution” section in the Prospectus contained in the Exchange Offer Registration Statement and indicate therein that any Broker-Dealer who holds Transfer Restricted Securities that were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities (other than Series A Notes acquired directly from the Issuer or any of its Affiliates), may exchange such Transfer Restricted Securities pursuant to the Exchange Offer. Such “Plan of Distribution” section shall also contain all other information with respect to such sales by such Broker-Dealers that the SEC may require in order to permit such sales pursuant thereto, but such “Plan of Distribution” shall not name any such Broker-Dealer or disclose the amount of Transfer Restricted Securities held by any such Broker-Dealer, except to the extent required by the SEC as a result of a change in policy, rules or regulations after the date of this Agreement.
     Because any such Broker-Dealer may be deemed to be an “underwriter” within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with the initial sale of any Series B Notes received by such Broker-Dealer in the Exchange Offer, the Issuer and the Guarantors shall permit the use of the Prospectus contained in the Exchange Offer Registration Statement by such Broker-Dealer to satisfy such prospectus delivery requirement. To the extent necessary to ensure that the Prospectus contained in the Exchange Offer Registration Statement is available for sales of Series B Notes by Broker-Dealers, the Issuer and the Guarantors agree to use all commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented, amended and current as required by and subject to the provisions of Section 6(a) and (c) and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the SEC as announced from time to time, for a period of 180 days from the Consummation Deadline or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold pursuant thereto. The Issuer and the Guarantors shall provide sufficient copies of the latest version of such Prospectus to such Broker-Dealers, promptly upon request, and in no event later than one day after such request, at any time during such period.
SECTION 4. SHELF REGISTRATION
     (a) Shelf Registration. If (i) the Exchange Offer is not permitted by applicable law or SEC policy (after the Issuer and the Guarantors have complied with the procedures set forth in Section 6(a)(iii)(A)) or (ii) any Holder notifies the Issuer prior to the 20th Business Day following the Consummation Deadline that (A) it is prohibited by law or SEC policy from participating in the Exchange Offer, (B) it may not resell the Series B Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such

Holder or (C) it is a Broker-Dealer and holds Series A Notes acquired directly from the Issuer or any of its Affiliates, then the Issuer and the Guarantors will:
     (x) use all commercially reasonable efforts to cause to be filed, not later than 90 days after the earlier of (i) the date on which the Issuer determines that the Exchange Offer Registration Statement cannot be filed as a result of clause (a)(i) of this Section 4 and (ii) the date on which the Issuer receives the notice specified in clause (a)(ii) of this Section 4 (such earlier date, the “Shelf Filing Deadline”), a shelf registration statement for an offering to be made on a continuous basis pursuant to Rule 415 under the Act (which may be an amendment to the Exchange Offer Registration Statement) (the “Shelf Registration Statement”) relating to all Transfer Restricted Securities; provided, however, that, notwithstanding this Section 4(a)(x), the Issuer and the Guarantors shall not be required to file the Shelf Registration Statement prior to the Exchange Offer Filing Deadline; and
     (y) use all commercially reasonable efforts to cause such Shelf Registration Statement to become effective not later than 180 days after the earlier of (i) the date on which the Issuer determines that the Exchange Offer Registration Statement cannot be filed as a result of clause (a)(i) of this Section 4 and (ii) the date on which the Issuer receives the notice specified in clause (a)(ii) of this Section 4 (such 180th day the “Shelf Effectiveness Deadline”).
     If, after the Issuer has filed an Exchange Offer Registration Statement that satisfies the requirements of Section 3(a), the Issuer is required to file and make effective a Shelf Registration Statement solely because the Exchange Offer is not permitted under applicable law (i.e., clause (a)(i) of this Section 4), then the filing of the Exchange Offer Registration Statement shall be deemed to satisfy the requirements of clause (x) of this Section 4(a); provided, however, that in such event, the Issuer shall remain obligated to meet the Shelf Effectiveness Deadline set forth in clause (y) of this Section 4(a).
     To the extent necessary to ensure that the Shelf Registration Statement is available for sales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 4(a) and the other securities required to be registered therein pursuant to Section 6(b)(ii), the Issuer and the Guarantors shall use all commercially reasonable efforts to keep any Shelf Registration Statement required by this Section 4(a) continuously effective, supplemented, amended and current as required by and subject to the provisions of Section 6(b) and (c) and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the SEC as announced from time to time, for a period of at least two years (as extended pursuant to Section 6(d)) following the Closing Date, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Shelf Registration Statement have been sold pursuant thereto.
     (b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Issuer in writing, within 10 days after receipt of a request therefor, the information specified in Item 507 or 508 of Regulation S-K, as applicable, of the Act for use in connection with any Shelf Registration Statement or Prospectus or preliminary prospectus included therein. No Holder shall be entitled to liquidated damages pursuant to Section 5 unless and until such Holder shall have provided all such information. Each selling Holder agrees to promptly furnish additional information as requested by the SEC or as required to be disclosed in order to make the information previously furnished to the Issuer by such Holder not materially misleading.
SECTION 5. LIQUIDATED DAMAGES
     If (a) any Registration Statement required by this Agreement is not filed with the SEC on or prior to the applicable Exchange Offer Filing Deadline or Shelf Filing Deadline, (b) any such Registration Statement has not been declared effective by the SEC on or prior to the applicable Exchange Offer Effectiveness Deadline or Shelf Effectiveness Deadline, (c) the Exchange Offer has not been Consummated on or prior to the Consummation Deadline or (d) the Shelf Registration Statement or the Exchange Offer Registration Statement is filed and declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in this Agreement (each such event referred to in clauses (a) through (d) above, a “Registration Default”), then the Issuer and the Guarantors hereby jointly and severally agree to pay to each Holder of Transfer Restricted Securities affected thereby liquidated damages at a rate equal to 0.25% per annum on the outstanding principal amount of Transfer Restricted Securities held by such Holder with respect to the first 90-day period immediately following the occurrence of the first Registration Default. The amount of the liquidated damages shall increase at a rate of 0.25% per annum on the outstanding principal amount of Transfer Restricted Securities held by such Holder with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum rate of liquidated damages of 1.00% per annum of the outstanding principal amount of Transfer Restricted Securities held by such Holder; provided, however, that the Issuer and the Guarantors shall in no event be required to pay liquidated damages for more than one Registration Default at any given time. Notwithstanding anything to the contrary set forth herein, (i) upon filing of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement) in the case of clause (a) of this Section 5, (ii) upon the effectiveness of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement) in the case of clause (b) of this Section 5, (iii) upon Consummation of the Exchange Offer in the case of clause (c) of this Section 5 or (iv) upon the filing of a post-effective amendment to the Registration Statement or an additional Registration Statement that causes the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement) to again be declared effective or made usable in the case of clause (d) of this Section 5, the liquidated damages payable with respect to the Transfer Restricted Securities as a result of such clauses (a), (b), (c) or (d) of this Section 5, as applicable, shall cease.
     All accrued liquidated damages will be paid by the Issuer and the Guarantors to the Holders entitled thereto, in the manner provided for the payment of interest in the Indenture, on the next scheduled Interest Payment Date (as such date is defined in the Indenture), as more fully set forth in the Indenture and the Notes. Notwithstanding the fact that any Notes for which liquidated damages are due cease to be Transfer Restricted Securities, all obligations of the Issuer and the Guarantors to pay such accrued liquidated damages with respect to securities shall survive until such time as such obligations with respect to the Notes have been satisfied in full.

The liquidated damages set forth above shall be the exclusive monetary remedy available to the Holders for a Registration Default.
SECTION 6. REGISTRATION PROCEDURES
     (a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Issuer and the Guarantors shall (i) comply with all applicable provisions of Section 6(c), (ii) use all commercially reasonable efforts to effect such exchange and to permit the resale of Series B Notes by Broker-Dealers that tendered in the Exchange Offer Series A Notes that such Broker-Dealer acquired for its own account as a result of its market-making activities or other trading activities (other than Series A Notes acquired directly from the Issuer or any of its Affiliates) being sold in accordance with the intended method or methods of distribution thereof, and (iii) comply with all of the following provisions:
     (A) If, following the date hereof, there has been announced a change in SEC policy with respect to exchange offers such as the Exchange Offer that, in the reasonable opinion of counsel to the Issuer, raises a substantial question as to whether the Exchange Offer is permitted by applicable law, the Issuer and the Guarantors hereby agree to seek a no-action letter or other favorable decision from the SEC allowing the Issuer and the Guarantors to Consummate an Exchange Offer for such Transfer Restricted Securities. The Issuer and the Guarantors hereby agree to pursue the issuance of such a decision to the SEC staff level. In connection with the foregoing, the Issuer and the Guarantors hereby agree to take all such other commercially reasonable actions as may be requested by the SEC or otherwise required in connection with the issuance of such decision, including without limitation (1) participating in telephonic conferences with the SEC, (2) delivering to the SEC staff an analysis prepared by counsel to the Issuer setting forth the legal basis, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (3) diligently pursuing a resolution (which need not be favorable) by the SEC staff.
     (B) As a condition to its participation in the Exchange Offer, each Holder of Transfer Restricted Securities (including, without limitation, any Holder who is a Broker-Dealer) shall furnish, if requested by the Issuer, prior to the Consummation of the Exchange Offer, a written representation to the Issuer and the Guarantors (which shall be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement or be deemed made by virtue of tendering into the Exchange Offer pursuant to the provisions of the Exchange Offer Prospectus) to the effect that (1) it is not an Affiliate of the Issuer, (2) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Series B Notes to be issued in the Exchange Offer and (3) it is acquiring the Series B Notes in its ordinary course of business. As a condition to its participation in the Exchange Offer, each Holder using the Exchange Offer to participate in a distribution of the Series B Notes shall acknowledge and agree that, if the resales are of Series B Notes obtained by such Holder in exchange for Series A Notes acquired directly from the Issuer or an Affiliate thereof, it (x) could not, under

SEC policy as in effect on the date of this Agreement, rely on the position of the SEC enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including, if applicable, any no-action letter obtained pursuant to clause (a)(iii)(A) of this Section 6) and (y) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K.
     (C) To the extent required by SEC policies and procedures, prior to effectiveness of the Exchange Offer Registration Statement, the Issuer and the Guarantors shall provide a supplemental letter to the SEC (1) stating that the Issuer and the Guarantors are registering the Exchange Offer in reliance on the position of the SEC enunciated in Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley and Co., Inc. (available June 5, 1991) as interpreted in the SEC’s letter to Shearman & Sterling dated July 2, 1993, and, if applicable, any no-action letter obtained pursuant to clause (a)(iii)(A) of this Section 6, (2) including a representation that neither the Issuer nor any Guarantor has entered into any arrangement or understanding with any Person to distribute the Series B Notes to be received in the Exchange Offer and that, to the best of the Issuer’s and each Guarantor’s information and belief, each Holder participating in the Exchange Offer is acquiring the Series B Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Series B Notes received in the Exchange Offer and (3) any other undertaking or representation required by the SEC as set forth in any no-action letter obtained pursuant to clause (a)(iii)(A) of this Section 6, if applicable.
     (b) Shelf Registration Statement. In connection with the Shelf Registration Statement, the Issuer and the Guarantors shall:
     (i) comply with all the provisions of Section 6(c) and use all commercially reasonable efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Issuer pursuant to Section 4(b)), and pursuant thereto the Issuer and the Guarantors shall prepare and file with the SEC a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof; and
     (ii) issue, upon the request of any Holder or purchaser of Series A Notes covered by any Shelf Registration Statement contemplated by this Agreement, Series B Notes having an aggregate principal amount equal to the aggregate principal amount of Series A Notes sold pursuant to the Shelf Registration Statement and surrendered to the

Issuer for cancellation; the Issuer shall register the Series B Notes on the Shelf Registration Statement for this purpose and issue the Series B Notes to the purchaser(s) of securities subject to the Shelf Registration Statement in the names as such purchaser(s) shall designate.
     (c) General Provisions. In connection with any Registration Statement and any related Prospectus required by this Agreement, the Issuer and the Guarantors shall:
     (i) use all commercially reasonable efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Sections 3 or 4 of this Agreement, as applicable. Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain an untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading (in the case of the Prospectus or any supplement thereto, in the circumstances in which they were made) or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Issuer and the Guarantors shall file promptly an appropriate amendment to such Registration Statement or a supplement to the relevant Prospectus curing such defect, and, if SEC review is required, use all commercially reasonable efforts to cause such amendment to be declared effective as soon as practicable;
     (ii) prepare and file with the SEC such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep such Registration Statement effective for the period specified in Sections 3 or 4 of this Agreement, as applicable; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with Rules 424, 430A, 430B and 462, as applicable, under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;
     (iii) advise the Initial Purchaser and, with respect to a Shelf Registration Statement, the underwriter(s), if any, and the selling Holders and, if requested by such Persons, to confirm such advice in writing (which notice shall not contain any material non-public information, unless such Holder agrees to keep such information confidential) (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any applicable Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the SEC for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, or (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the

Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Issuer and the Guarantors shall use all commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;
     (iv) subject to Section 6(c)(i), if any fact or event contemplated by Section 6(c)(iii)(D) shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
     (v) furnish to (A) the Initial Purchaser, in connection with the Exchange Offer, before filing with the SEC, copies of any Exchange Offer Registration Statement or any Prospectus included therein, which documents shall be subject to the review and comment of the Initial Purchaser for a period of at least three Business Days (unless the Initial Purchaser shall consent to a shorter period), and the Issuer shall not file any such Exchange Offer Registration Statement or Prospectus (other than documents incorporated by reference) to which the Initial Purchaser shall reasonably object within three Business Days after the Initial Purchaser’s receipt thereof (unless the Initial Purchaser has consented to a shorter period); and (B) the Initial Purchaser and with respect to a Shelf Registration Statement, each Holder named in such Shelf Registration Statement, in connection with such exchange or sale, if any, before filing with the SEC, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus other than documents incorporated by reference after the initial filing of such Registration Statement, which documents shall be subject to the review and comment of such Holders in connection with such sale, if any, for a period of at least five Business Days, and the Issuer shall not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus other than documents incorporated by reference to which such Holders shall reasonably object within five Business Days after such Holders’ receipt thereof. A Holder shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading or fails to comply with the applicable requirements of the Act;

     (vi) in connection with any underwritten offering, make available, during reasonable business hours, for inspection by each Holder who would be an “underwriter” as a result of either (A) the sale by such Holder of Series A Notes covered by such Shelf Registration Statement or (B) the sale during the period referred to in Section 3(c) and any attorney or accountant retained by any such Person (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents of the Issuer and the Guarantors (collectively, “Records”) as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the Issuer’s and the Guarantor’s officers, directors and employees to supply all information in each case reasonably requested by any such Inspector, in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness. Records which the Company determines, in good faith, to be confidential and any Records which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (X) the disclosure of such Records is necessary to avoid or correct a material misstatement or omission in such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness, (Y) the release of such Records is required by applicable law or SEC policy or ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (Z) the information in such Records has been generally available to the public. Each selling Holder of such Transfer Restricted Securities and each such Broker-Dealer will be required to agree that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in securities unless and until such is made generally available to the public. Each selling Holder of such Transfer Restricted Securities and each such Broker-Dealer will be required to further agree that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Issuer and allow the Issuer at its expense to undertake appropriate action to prevent disclosure of the Records deemed confidential;
     (vii) if requested by any Holders in connection with such exchange or sale, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such Holders may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Transfer Restricted Securities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Issuer is notified of the matters to be included in such Prospectus supplement or post-effective amendment;
     (viii) furnish to each Holder in connection with such exchange or sale without charge, at least one copy of the Registration Statement, as first filed with the SEC, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits, including exhibits incorporated therein by reference, if so requested by such Holder;
     (ix) deliver to each Holder without charge, as many copies of the Prospectus (including any preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Issuer and the Guarantors hereby consent to the use (in accordance with law) of the Prospectus and any amendment or supplement thereto by each selling Holder in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;
     (x) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders and their counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; provided, however, that neither the Issuer nor any Guarantor shall be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;
     (xi) in connection with any sale of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, (A) cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends and (B) register such Transfer Restricted Securities in such denominations and such names as the selling Holders may request at least two Business Days prior to such sale of Transfer Restricted Securities;
     (xii) use all commercially reasonable efforts to cause the disposition of the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (x) of this Section 6(c);
     (xiii) pursuant to the terms of the Indenture, issue, upon the request of any Holder of Series A Notes covered by the Shelf Registration Statement, Series B Notes, having an aggregate principal amount equal to the aggregate principal amount of Series A Notes surrendered to the Company by such Holder in exchange therefor or being sold by such Holder; such Series B Notes to be registered in the name of such Holder or in the name of the purchaser(s) of such Notes, as the case may be; in return, the Series A Notes held by such Holder shall be surrendered to the Company for cancellation;
     (xiv) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of a Registration Statement covering such Transfer Restricted Securities and provide the Trustee under the Indenture with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with the Depository Trust Company;
     (xv) cooperate and assist in any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”) and in the performance of any due diligence investigation by any underwriter (including any “qualified independent underwriter”) that is required to be retained in accordance with the rules and regulations of the FINRA;
     (xvi) otherwise use all commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make generally available to the Holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Act); and
     (xvii) provide promptly to each Holder, upon request, each document filed with the SEC pursuant to the requirements of Sections 13 or 15(d) of the Exchange Act.
     (d) Restrictions on Holders. Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of the notice referred to in Section 6(c)(iii)(C) or any notice from the Issuer of the existence of any fact of the kind described in Section 6(c)(iii)(D) (in each case, a “Suspension Notice”), such Holder shall forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until (i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 6(c)(iv), or (ii) such Holder is advised in writing by the Issuer that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (in each case, the “Recommencement Date”). Each Holder receiving a Suspension Notice hereby agrees that it shall either (i) destroy any Prospectuses, other than permanent file copies, then in such Holder’s possession which have been replaced by the Issuer with more recently dated Prospectuses or (ii) deliver to the Issuer (at the Issuer’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of the Suspension Notice. The time period regarding the effectiveness of such Registration Statement set forth in Sections 3 or 4 herein, as applicable, shall be extended by a number of days equal to the number of days in the period from and including the date of delivery of the Suspension Notice to the Recommencement Date.
     (e) Participation in Underwritten Registration. In the event of an offer and sale of Transfer Restricted Securities pursuant to an underwriting agreement and Registration Statement contemplated by this Agreement, no Holder may participate in such offer and sale unless such Holder (i) agrees to sell such Holder’s Transfer Restricted Securities on the basis provided in the underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents reasonably required under the terms of the underwriting arrangements.
SECTION 7. REGISTRATION EXPENSES
     (a) All expenses incident to the Issuer’s and the Guarantors’ performance of or compliance with this Agreement shall be borne by the Issuer and the Guarantors, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the Series B Notes to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery Service and telephone; (iv) all fees and disbursements of counsel for the Issuer and the Guarantors and, subject to the limitations in Section 7(b), the fees and disbursements of counsel for the Holders of Transfer Restricted Securities; (v) all application and filing fees in connection with listing the Series B Notes on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Issuer and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance).
     The Issuer (or the Issuer and the Guarantors) shall, in any event, bear its and the Guarantors’ internal expenses (including, without limitation, all salaries and expenses of their officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Issuer or the Guarantors.
     (b) In connection with any Registration Statement contemplated or required by this Agreement, as applicable (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Issuer and the Guarantors shall reimburse the Initial Purchaser and the Holders of Transfer Restricted Securities who are tendering Series A Notes into in the Exchange Offer and/or selling or reselling Series A Notes or Series B Notes pursuant to the “Plan of Distribution” contained in the Exchange Offer Registration Statement or the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements in an amount not to exceed $10,000 of not more than one counsel, who shall be Latham & Watkins LLP unless another firm shall be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.
SECTION 8. INDEMNIFICATION
     (a) The Issuer and the Guarantors, jointly and severally, agree to indemnify and hold harmless each Holder, its directors, officers and each Person, if any, who controls such Holder (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act), from and against any and all losses, claims, damages, liabilities and judgments (including without limitation, any reasonable legal or other expenses incurred in connection with investigating or defending any matter, including any action that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary prospectus, Prospectus, (or any amendment or supplement thereto) or any “issuer information” (as defined in Rule 433 of the Act) provided by the Issuer to any Holder or any prospective purchaser of Series B Notes or registered Series A Notes, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by, arise out of, or are based on an untrue statement or omission or alleged untrue statement or omission (i) made in reliance upon and in conformity with written information furnished to the Issuer or Guarantors by or on behalf of such Holder or any underwriter with respect to such

Holder, expressly for use in the Registration Statement (or any amendment or supplement thereto) or any Prospectus (or any amendment or supplement thereto) or (ii) contained in any preliminary prospectus if such Holder or such underwriter failed to send or deliver a copy of the Prospectus (in the form it was first provided to such parties for confirmation of sales) to the person asserting such losses, claims, damages or liabilities on or prior to the delivery of such written confirmation of any sale of securities covered thereby to such party in any case where the Issuer shall have previously furnished copies thereof to such Holder or such underwriter, as the case may be, in accordance with this Agreement, at or prior to the written confirmation of the sale of such securities to such party and the untrue statement contained in or the omission from the preliminary prospectus was corrected in or the omission from the preliminary prospectus was corrected in the Prospectus (or any amendment or supplement thereto). Any amounts advanced by the Issuer to an indemnified party pursuant to this Section 8 as a result of such losses shall be returned to the Issuer if it shall be finally determined by a court of competent jurisdiction in a judgment not subject to appeal or final review that such indemnified party was not entitled to indemnification by the Issuer.
     (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Issuer and the Guarantors, and their respective directors and officers, and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Issuer, or the Guarantors to the same extent as the foregoing indemnity from the Issuer and the Guarantors set forth in Section 8(a), but only with reference to information relating to such Holder furnished in writing to the Issuer by or on behalf of such Holder expressly for use in any Registration Statement, preliminary prospectus or Prospectus (or any amendment or supplement thereto). In no event shall any Holder, its directors, officers or any Person who controls such Holder be liable or responsible for any amount in excess of the total amount received by such Holder with respect to its sale of Transfer Restricted Securities giving rise to the indemnification obligation.
     (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the “Indemnified Party”), the Indemnified Party shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), a Holder shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Holder). Any Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (i) the employment of such counsel shall have been specifically authorized in writing by the Indemnifying Party and the Indemnifying Party has agreed in writing to pay the fees and expenses of such counsel, (ii) the Indemnifying Party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the Indemnified Party or (iii) the named parties to any such action (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to assume the defense of such action on behalf of the Indemnified Party). In any such case, the Indemnifying Party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Indemnified Parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by a majority of the Holders, in the case of the parties indemnified pursuant to Section 8(a), and by the Issuer, in the case of parties indemnified pursuant to Section 8(b). The Indemnifying Party shall indemnify and hold harmless the Indemnified Party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action effected with its written consent, which consent shall not be withheld unreasonably. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the Indemnified Party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the Indemnified Party, unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnified Party from all liability on claims arising out of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the Indemnified Party.
     (d) To the extent that the indemnification provided for in this Section 8 is unavailable to an Indemnified Party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Guarantors, on the one hand, and the Holders, on the other hand or (ii) if the allocation provided by Section 8(d)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 8(d)(i) but also the relative fault of the Issuer and the Guarantors, on the one hand, and of the Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Issuer and the Guarantors, on the one hand, and of the Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or such Guarantor, on the one hand, or by the Holder, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The Issuer, the Guarantors and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any matter, including any action that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 8, no Holder, its directors, its officers or any Person, if any, who controls such Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total discount received by such Holder with respect to the Series A Notes exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective principal amount of Transfer Restricted Securities held by each Holder hereunder and not joint. No party shall be liable for contribution with respect to any action or claim settled without its prior written consent; provided, however, that such written consent was not unreasonably withheld.
SECTION 9. RULE 144A AND RULE 144
     The Issuer and the Guarantors agree with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Issuer or the Guarantors (i) are not subject to Section 13 or 15(d) of the Exchange Act, to make available upon request of any Holder, to such Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A; and (ii) are subject to Section 13 or 15(d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144.
SECTION 10. JOINDER OF FUTURE GUARANTORS
     In order to facilitate the purposes of this Agreement, the Issuer and Guarantors agree that, if at any time prior to the termination of this Agreement, Issuer or any Guarantor (as defined in the Indenture) creates or acquires any subsidiary that is required by the Indenture to become a Guarantor thereunder, they shall cause such subsidiary to execute a joinder to, and thereby become a party to and Guarantor under, this Agreement.
SECTION 11. MISCELLANEOUS
     (a) Remedies. The Issuer and the Guarantors acknowledge and agree that any failure by the Issuer and/or the Guarantors to comply with their respective obligations under Sections 3 and 4 may result in material irreparable injury to the Initial Purchaser or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchaser or any Holder may obtain such relief as may be required to specifically enforce the Issuer’s and the Guarantors’ obligations under Sections 3 and 4. The Issuer and the Guarantors further agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

     (b) Free Writing Prospectus. The Issuer and the Guarantors represent, warrant and covenant that they (including their agents and representatives) will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) in connection with the issuance and sale of the Series A Notes and the Series B Notes, other than (i) any communication pursuant to Rule 134, Rule 135 or Rule 135c under the Securities Act, (ii) any document constituting an offer to sell or solicitation of an offer to buy the Series A Notes and the Series B Notes that falls within the exception from the definition of prospectus in Section 2(a)(10)(a) of the Securities Act or (iii) a prospectus satisfying the requirements of section 10(a) of the Act or of Rule 430, Rule 430A, Rule 430B, Rule 430C or Rule 431 under the Act.
     (c) No Inconsistent Agreements. Neither the Issuer nor the Guarantors shall, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions of this Agreement. Neither the Issuer nor any Guarantor is a party to any agreement granting any registration rights with respect to its securities to any Person. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Issuer’s and the Guarantors’ securities under any agreement in effect on the date hereof.
     (d) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions of this Agreement may not be given unless (i) in the case of Section 5 and this Section 11(d)(i), the Issuer has obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions of this Agreement, the Issuer has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities (excluding Transfer Restricted Securities held by the Issuer or its Affiliates). Notwithstanding the foregoing, a waiver or consent to or departure from the provisions hereof that relates exclusively to the rights of Holders whose Transfer Restricted Securities are being tendered pursuant to the Exchange Offer, and that does not affect directly or indirectly the rights of other Holders whose Transfer Restricted Securities are not being tendered pursuant to such Exchange Offer, may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities subject to such Exchange Offer.
     (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), fax, telex, telecopier, or air courier guaranteeing overnight delivery:
     (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture.
     (ii) if to the Initial Purchaser:

Jefferies & Company, Inc.
11100 Santa Monica Boulevard, 10th Floor
Los Angeles, California 90025
Attention: Brian Wolfe
Fax: (310) 575-5166
with a copy to:
Latham & Watkins LLP
355 South Grand Avenue
Los Angeles, California 90071
Attn: Mary Ellen Kanoff and Cynthia A. Rotell
Fax: (213) 891-8763
     (iii) if to the Issuer or any Guarantor:
Vector Group Ltd.
100 S. E. 2nd Street, 32nd Floor
Miami, Florida 33131
Attention: Richard J. Lampen and Marc N. Bell, Esq.
Fax: (305) 579-8009
with a copy to:
Goodwin Procter LLP
Exchange Place
Boston, Massachusetts 02109
Attention: Eric R Reimer & James P.C. Barri
Fax: (617) 523-1231
     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if sent by fax, and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.
     Any party, by notice to the other parties may designate additional or different addresses for notices hereunder.
     Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.
     (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders; provided, however, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms hereof or of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Transfer Restricted Securities in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.
     (g) Counterparts. This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.
     (h) Headings; Section References. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of this Agreement. Unless otherwise indicated, references in this agreement to Sections are to the sections of this Agreement.
     (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.
     (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.
     (k) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Issuer and the Guarantors, on the one hand, and the Initial Purchaser, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.
     (l) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.
(signature pages follow)

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Very truly yours, Issuer: VECTOR GROUP LTD.
By:	/s/ Richard J. Lampen
	Name:	Richard J. Lampen
	Title:	Executive Vice President

Guarantors: VGR HOLDING LLC
By:	/s/ Marc N. Bell
	Name:	Marc N. Bell
	Title:	Manager

LIGGETT GROUP LLC
By:	/s/ Ronald J. Bernstein
	Name:	Ronald J. Bernstein
	Title:	Manager/President and Chief Executive Officer

LIGGETT VECTOR BRANDS INC.
By:	/s/ Ronald J. Bernstein
	Name:	Ronald J. Bernstein
	Title:	President and Chief Executive Officer

(Signature Page to Registration Rights Agreement)

VECTOR RESEARCH LLC.
By:	/s/ Francis G. Wall
	Name:	Francis G. Wall
	Title:	Vice President and Chief Financial Officer

VECTOR TOBACCO INC.
By:	/s/ Francis G. Wall
	Name:	Francis G. Wall
	Title:	Vice President — Finance

LIGGETT & MYERS HOLDINGS INC.
By:	/s/ Marc N. Bell
	Name:	Marc N. Bell
	Title:	Vice President

LIGGETT & MYERS INC.
By:	/s/ Ronald J. Bernstein
	Name:	Ronald J. Bernstein
	Title:	President

100 MAPLE LLC
By:	/s/ Ronald J. Bernstein
	Name:	Ronald J. Bernstein
	Title:	Manager

V.T. AVIATION LLC
By:	/s/ Francis G. Wall
	Name:	Francis G. Wall
	Title:	Vice President — Finance

(Signature Page to Registration Rights Agreement)

VGR AVIATION LLC
By:	/s/ Francis G. Wall
	Name:	Francis G. Wall
	Title:	Vice President — Finance

EVE HOLDINGS INC.
By:	/s/ Marc N. Bell
	Name:	Marc N. Bell
	Title:	Vice President

(Signature Page to Registration Rights Agreement)

Accepted and Agreed to: JEFFERIES & COMPANY, INC.
By:	/s/ David Losito
	Name:	David Losito
	Title:	Managing Director

(Signature Page to Registration Rights Agreement)